AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON DECEMBER 1, 1999

                                                Registration No. 333-_________

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                       DOUBLE EAGLE PETROLEUM AND MINING CO.
                 -------------------------------------------
            (Exact name of registrant as specified in its charter)


    Wyoming                                     83-02114692
-----------------------                --------------------
(State or other jurisdiction of     I.R.S. Employer Identification No.)
incorporation or organization)

777 Overland Trail (P.O. Box 766), Casper, Wyoming  82602
---------------------------------------------------------
(Address of Principal Executive Offices)          (Zip  Code)

                     DOUBLE EAGLE PETROLEUM AND MINING CO.
                            1996 STOCK OPTION PLAN,
                             1993 STOCK OPTION PLAN
                                      AND
                    JANUARY 20, 1999 STOCK OPTION AGREEMENTS
                          (Full titles of the plans)
-----------------------------------------------------------------

                         Stephen H. Hollis, President
                    Double Eagle Petroleum and Mining Co.
                      777 Overland Trail (P.O. Box 766)
                               Casper, Wyoming 82602
------------------------------------------------------------------------------
                    (Name and address of agent for service)

                               (307) 237-9330
---------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                                   Copy to:

                           Alan L. Talesnick, Esq.
                           Francis B. Barron, Esq.
                               Patton Boggs LLP
                       1660 Lincoln Street, Suite 1900
                            Denver, Colorado 80264
                                (303) 830-1776

                       CALCULATION OF REGISTRATION FEE



    Title of         Amount to be        Proposed       Proposed        Amount of
securities to be      registered         maximum         maximum      registration
   registered                         offering price    aggregate          fee
                                         per unit    offering price
                                                           (3)


Common Stock

optionsnunder    280,000 shares (1)    $3.7031(2)     $599,060.50        $167
Stock Option
Plans

Common Stock
issuable upon       76,500 shares      $1.328125(4)    $101,601.56         $28
exercise of
Option
Agreements (4)

Totals                 356,500                         $700,662.06        $195


(1) Consists of 200,000 shares issuable pursuant to the 1996 Stock Option Plan (the "1996 Option Plan") and 80,000 shares issuable pursuant to the 1993 Stock Option Plan (the "1993 Option Plan" and together the "Option Plans").

(2) The amount shown is the highest exercise price per share for outstanding options. For information concerning offering prices used to calculate the Amount Of Registration Fee, see footnote (3) below.

(3) The Proposed Maximum Aggregate Offering Price was calculated using the exercise price of the options previously granted for the shares underlying those options and pursuant to Rule 457(h) using the average of the high and low reported sales prices of the Company's common stock on the Nasdaq SmallCap Stock Market on November 26, 1999, which is within five business days of the date of filing (December 1, 1999) of this registration statement, for shares for which exercise price is unknown because options representing those shares have not yet been granted.

(4) Consists of 76,500 shares issuable pursuant to the Stock Option Agreements between the Company and each of Stephen H. Hollis and D. Steven Degenfelder dated January 20, 1999 (the "Option Agreements").

                              PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This registration statement relates to two separate prospectuses.

     Items 1 and 2 and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitutes the first prospectus relating to offers by us and our employees of 280,000 shares of common stock to be issued pursuant to our Option Plans and up to 76,500 shares issuable pursuant to the Option Agreements. Pursuant to the requirements and Form S-8 and Rule 428, the information specified in Part I of Form S-8 will be sent to Plan participants as specified by Rule 428(b)(1). The second prospectus, referred to as the re-offer prospectus, relates to the re-offer or resale of any shares which are deemed to be "control securities" or "restricted securities" under the Securities Act.

                                                              REOFFER PROSPECTUS


                     DOUBLE EAGLE PETROLEUM AND MINING CO.
                         356,500 Shares Of Common Stock



     This prospectus relates to the transfer of up to 356,500 shares of common stock of Double Eagle Petroleum and Mining Co. by the selling stockholders identified in this prospectus. The shares will be acquired by the selling stockholders pursuant to grants of stock options under our 1993 Stock Option Plan and 1996 Stock Option Plan. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of options to purchase shares of common stock that may be granted under the Option Plans.

     The selling stockholders have not entered into any underwriting arrangements. The prices for our shares may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our shares. We will not receive any of the proceeds from the sale of these shares.

     Our common stock is quoted on the Nasdaq SmallCap Stock Market under the symbol "DBLE". On November 26, 1999, the closing price of the common stock was $3.6875 per share.

     Investing in our shares involves certain risks. See the "RISK FACTORS" section beginning on page 4.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.











                The date of this prospectus is December 1, 1999

                               TABLE OF CONTENTS
                    ________________________________________


PROSPECTUS SUMMARY                                     4
RISK FACTORS                                           5
THE COMPANY                                            7
PROSPECTIVE SELLING STOCKHOLDERS                       8
PLAN OF DISTRIBUTION                                   9
LEGAL MATTERS                                          9
EXPERTS                                               10
SECURITY AND EXCHANGE COMMISSION POSITION ON CERTAIN
     INDEMNIFICATION                                  10
WHERE YOU CAN FIND MORE INFORMATION                   10
INCORPORATION OF INFORMATION WE FILE WITH THE SEC     11

                            PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the common stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section.

The Company            We explore for, develop, produce and sell crude
                       oil and natural gas.  We concentrate our
                       activities in areas in which we believe we have
                       accumulated detailed geologic knowledge and
                       developed significant management experience.  Our
                       current areas of exploration and development are
                       focused in:

                       o the Moxa Arch in southwestern Wyoming
                       o the Powder River Basin in northeastern Wyoming
                       o the Washakie Basin in south central Wyoming
                       o the Wind River Basin in central Wyoming, and
                       o the Christmas Meadows area in northeastern Utah

                       As of August 31, 1999, we owned interests in a total of approximately 263 gross, 10.95 net, producing wells.

The Offering           The selling stockholders may sell a total of up to
                       326,500 shares of common stock.  The shares will
                       be acquired by the selling stockholders pursuant
                       to our Stock Plan.

                       The shares may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares.

                       We will not receive any proceeds from the sale of common stock by the selling stockholders. If the options are issued to the selling stockholders and subsequently exercised, we will use the proceeds from those excercises for general and administrative expenses and working capital.


Company Offices        Our offices are located at 777 Overland Trail
                       (P.O. Box 766), Casper, Wyoming 82602, telephone
                       number (307) 237-9330.

                                 RISK FACTORS

     Prospective investors should carefully consider, together with the other information herein, the following factors that affect us.

We have had operating losses in the past.

     We have reported net losses for four of our past six fiscal years, including losses of $420,278 in 1998, $21,143 in 1996, $341,616 in 1994, and
$76,421 in 1993. In addition, without considering net proceeds from sales of properties, we had net losses before taxes of $514,297 in 1998, $19,820 in 1997, $139,638 in 1996, $387,583 in 1995, $350,088 in 1994, and $213,500 in 1993.
There is no assurance that our current or future operations will be profitable.

We depend on a key employee.

     We are highly dependent on the services of Stephen H. Hollis, our Chairman of the Board and Chief Executive Officer. The loss of Mr. Hollis could have a material adverse effect on us. We do not carry "key man" life insurance on Mr. Hollis.

We cannot predict the future price of oil and natural gas.

     Our revenues, profitability and liquidity are substantially dependent upon prevailing proces for oil and natural gas, which can be extremely volitile and in recent years have been depressed by excess total domestic and imported supplies. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. In addition, sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond our control.

We could be adversely impacted by changes in the oil and gas market.

     The marketability of our oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production. The availability of markets is beyond our control.

We may be unable to find additional reserves.

     Our revenues depend on whether we acquire or find additional reserves. Unless we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. Our planned exploration and development projects may not result in significant additional reserves. We may be unable to to drill productive wells at low reserve replacement costs.

Our stock price may be adversely impacted by our choice of accounting method.

     We use the "successful efforts" method for capitalizing costs of completed oil and gas wells. Under the successful efforts method, only the costs attributable to successful exploratory wells and the costs of development wells within a producing field are reflected in property and equipment. Producing and non-producing properties are evaluated periodically and, if conditions warrant, an impairment allowance is provided. The impairment allowance is a one-time charge to earnings which does not impact cash flow from operating activities, but may result in a negative impression in the investment community and lower stock prices.

Oil and gas operations are inherently risky.

     The nature of the oil and gas business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures. The occurrence of any of these risks could result in losses. We maintain insurance against some, but not all, of these risks. Management believes that the level of insurance against these risks is reasonable and is in accordance with customary industry practices. The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on our financial position and results of operations.

New government regulation and environmental risks could increase our costs.

     The production and sale of oil and gas are subject to a variety of federal, state and local government regulations. These include:

o  the prevention of waste
o  the discharge of materials into the environment
o the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations
o  the spacing of wells
o  the unitization and pooling of properties

      Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Because current regulations covering our operations are subject to change at any time, and despite our belief that we are in substantial compliance with applicable environmental and other government laws and regulations, we may incur significant costs for compliance in the future.

Our prices may be impacted adversely by new taxes.

     The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell. In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. We cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices.

A block of our stock is owned by insiders.

     As of May 3, 1999, our current officers and directors as a group, together with their affiliates, owned approximately 23.7 percent of our stock.

Our reserves and future net revenues may differ significantly from our estimates.

     The documents incorporated by reference into this Prospectus contain estimates of our reserves and future net revenues. We prepared these documents and they have not been reviewed by an independent petroleum engineer. The estimates of reserves and future net earnings are not exact and are based on many variable and uncertain factors; therefore, the estimates may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves to be encountered may vary substantially from the estimated amounts. In addition, estimates of reserves also are extremely sensitive to the market prices for oil and gas.

There is limited liquidity in our shares.

     There is a limited market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with them as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares securities. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral.

                                  THE COMPANY

     We explore for, develop, produce and sell crude oil and natural gas. We concentrate our activities in areas in which we believe we have accumulated detailed geologic knowledge and developed significant management experience. Our current areas of exploration and development are focused in:

o  the Moxa Arch in southwestern Wyoming
o  the Powder River Basin in northeastern Wyoming
o  the Washakie Basin in south central Wyoming
o  the Wind River Basin in central Wyoming, and
o  the Christmas Meadows area in northeastern Utah

    As of August 31, 1999, we owned interests in a total of approximately 263 gross, 10.95 net, producing wells.

      Our common stock is traded on the Nasdaq SmallCap Market under the ticker symbol "DBLE" and our warrants are traded under the symbol "DBLEW". On November 26, 1999, the last sale prices were $3.6875 per share of common stock and $1.1875 per warrant. Our corporate office is located at 777 Overland Trail (P.O. Box 766), Casper, Wyoming 82602. Our telephone number is (307) 237-9330 and our fax number is (307) 266-1823.

      This prospectus relates to the resale of shares which have been or may be acquired by certain persons upon exercise of options that were granted under our Option Plan. This prospectus also relates to the resale of 36,500 shares that may be acquired by Stephen H. Hollis, our President, upon the exercise of stock options granted pursuant to an agreement dated January 20, 1999 for $1.321825 per share for three years. This prospectus also relates to the resale of 40,000 shares that may be purchased by Steven D. Degenfelder, the Vice President of the Company, upon the exercise of options with the same terms as Mr. Hollis' options.

                        PROSPECTIVE SELLING STOCKHOLDERS

     There are an aggregate of 356,500 shares of common stock reserved for issuance under the Stock Plans. The shares are covered by the registration statement on Form S-8, of which this prospectus is a part, which was filed with the SEC.

     The 356,500 shares of common stock, the resales of which are covered by this prospectus, consist of shares that have been or may be acquired by key employees and persons through grants under the Stock Plans and upon the exercise of options granted under the Stock Plans.

     The following table sets forth the name and position of each prospective selling stockholder, the number of our shares of the common stock owned as of the date of this prospectus (including shares which may be acquired pursuant to the exercise of outstanding options), and the number of shares and the percentage owned assuming the sale of all the shares covered by this prospectus.

                                                             After Offering
                                                              --------------


                                     Number Of  Number Of
                                      Shares      Shares    Number
                                        Owned   Covered By    Of
                                                              --
       Name            Position      Prior To   Prospectus  Shares   Percent
       ----            --------            --   ----------  ------   -------
                                     Offering      (1)
                                     --------      ---


Stephen H. Hollis   Chief Executive 621,000(2)     136,500  484,500      9.9%
                    Officer,
                    Chairman of the
                    Board,
                    President,
                    Treasurer and
                    Director

D. Steven           Vice President   80,000(3)      80,000        0       (5)
Degenfelder

Carol A. Osborne    Secretary        60,200(4)      60,000      200       (5)


(1) Consists of all shares that have been or may be acquired upon exercise of options issued under the 1996 Stock Plan or the Option Agreements, including options that are not currently exercisable.

(2) Includes 50,000 shares underlying outstanding options granted under the 1996 Option Plan for $1.375 per share that expire February 24, 2000, 50,000 shares underlying outstanding options granted under the 1996 Option Plan for $1.750 per share that expire January 23, 2001, 36,500 shares underlying outstanding options granted under the Option Agreement dated January 20, 1999 for $1.328125 per share that expire January 20, 2002 and Warrants to purchase 21,000 shares for $3.00 per share that expire on December 17, 2001. In addition to 113,500 shares owned directly by Mr. Hollis, the table above includes 350,000 shares of the Company's Common Stock owned by Hollis Oil & Gas Co. Mr. Hollis is an officer, director and 51 percent owner of Hollis Oil & Gas Co.

(3) Includes 40,000 shares underlying outstanding options granted under the 1996 Option Plan for $1.4375 per share that expire February 2, 2001 and 40,000 shares underlying outstanding options granted under the Option Agreement dated January 20, 1999 for $1.328125 per share that expire February 20, 2002.

(4) Includes 20,000 shares underlying outstanding options granted under the 1996 Option Plan for $1.375 per share that expire February 24, 2000, 20,000 shares underlying outstanding options granted under the 1996 Option Plan for $1.750 per share that expire January 23, 2001 and 20,000 shares underlying outstanding options granted under the 1996 Option Plan for $1.328125 per share that expire January 20, 2002.

(5)  Less than one percent.

     As of the date of this prospectus, no shares or options currently are outstanding under the 1993 Plan. Options to purchase 80,000 shares may be granted under the 1993 Plan.

                              PLAN OF DISTRIBUTION

     The 326,500 shares covered by this prospectus will be offered, if at all, by certain of our stockholders, and not by us. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and it is anticipated that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The prospective selling stockholders have not informed us of any agreements with brokers to sell any or all of the shares which may be offered under this prospectus.

     Of the 356,500 shares which may be offered pursuant to this prospectus, 276,500 underlie options that currently are outstanding. If the options to acquire all 276,500 shares are exercised, we will receive proceeds of $404,414.06, which proceeds will be added to our working capital.

                                 LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering and has rendered an opinion concerning the validity of our shares offered by this prospectus. Attorneys employed at this law firm beneficially own approximately 31,000 shares of the our common stock and 31,000 common stock purchase warrants that were purchased in the Company's December 1996 public offering.

                                    EXPERTS

     The audited financial statements of Double Eagle Petroleum and Mining Co. appearing in our Annual Report on Form 10-KSB for the year ended August 31, 1999 have been examined by Lovelett, Hargens & Skogen, P.C., formerly known as Hocker, Lovelett, Hargens & Skogen, P.C., independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. Those financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and upon the authority of the accountants as experts in auditing and accounting.

      SECURITY AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

     The Wyoming Business Corporation Act (the "WBCA") provides for mandatory indemnification of directors and officers of a corporation in connection with an action, suit or proceeding brought by reason of their position as a director or officer if they are wholly successful, on the merits or otherwise, in defense of the proceeding. The WBCA also allows a corporation to indemnify directors or officers in such proceedings if the director or officer acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     Our articles of incorporation provide that directors and officers shall be indemnified for reasonable expenses or liability incurred in connection with any proceeding to which they are made a party by reason of their status as a director or officer except if they are adjudged to be liable for fraud or misconduct.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the Securities And Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-8 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

     In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you shall review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are furnished in all respects by this reference.

     We are subject to the informational requirements of the Exchange Act; and files reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, this material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, these materials filed electronically by the Company with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's Wolrld Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the Securities And Exchange Commission will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

o  Our Annual Report on Form 10-KSB for the year ended August 31, 1999;

o The description of our common stock contained in our registration statement on Form 10, filed on September 11, 1972;

o Our Proxy Statement dated December 14, 1998 concerning our Annual Meeting of Shareholders held on January 20, 1999; and

o Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to Stephen H. Hollis, President, Double Eagle Petroleum And Mining Co., 777 Overland Trail (P.O. Box 766), Casper, Wyoming 82602, telephone (307) 237-9330.

                                    PART II

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation Of Documents By Reference.
------------------------------------------------

     The documents listed in (a) through (e) below are incorporated by reference in this prospectus. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

(a)  Our Annual Report on Form 10-KSB for the year ended August 31, 1999;

(b) The description of our common stock contained in our registration statement on Form 10, filed on September 11, 1972;

(c) Our Proxy Statement dated December 14, 1998 concerning our Annual Meeting of Shareholders held on January 20, 1999; and

(d) Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

Item 4.  Description Of Securities.
----------------------------------

     Not Applicable

Item 5. Interest Of Named Experts And Counsel.
----------------------------------------------

     Not Applicable.

Item 6.  Indemnification Of Officers And Directors.
--------------------------------------------------

     Sections 17-16-852 and 17-16-856 of the Wyoming Business Corporation Act (the "Wyoming Act") provide for mandatory indemnification by a corporation of reasonable expenses incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was wholly successful, on the merits or otherwise, in defense of the proceeding.

     In addition, under Section 17-16-851 of the Wyoming Act, a corporation may indemnify a director who is party to a proceeding because of his status as a director if "(i) He conducted himself in good faith; and (ii) He reasonably believed that his conduct was in or at least not opposed to the corporation's best interests; and (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by

W.S. 17-16-202(b)(v) [under which a corporation may include provisions in its articles permitting further indemnification of directors]."

     Under Section 17-16-856 of the Wyoming Act, an officer may be indemnified to the same extent as directors. If an officer is not also a director, the corporation may further indemnify him except for (i) liability in actions brought by or in the right of the corporation, other than for reasonable expenses incurred therein, or (ii) liability arising out of conduct that constitutes receipt of an improper personal benefit to which he is not entitled, intentional infliction of harm on the corporation or the shareholders, or intentional violation of criminal law. If an officer also is a director by the proceeding was brought solely on the basis of his status as an officer, he may be indemnified as provided in this paragraph.

     Our articles of incorporation provide that directors and officers shall be indemnified for reasonable expenses or liability incurred in connection with any proceeding to which they are made a party by reason of their status as a director or officer except if they are adjudged to be liable for fraud or misconduct.

     The provisions of Section 17-18-101 and the following sections of the Wyoming Act, which sections are referred to as the "Wyoming Management Stability Act", could have the effect of delaying, deferring or preventing change in control of the Company or the removal of existing management, and as a result could prevent our stockholders from being paid a premium for their shares of common stock.

Item 7.  Exemption From Registration Claimed.
--------------------------------------------

     Not Applicable.

Item 8.  Exhibits.
-----------------

     4.1  Double Eagle Petroleum and Mining Co. 1996 Stock Option Plan. (1)

     4.2  Double Eagle Petroleum and Mining Co. 1993 Stock Option Plan. (2)

     4.3  Stephen H. Hollis Stock Option Agreement dated January 20, 1999.

     4.4  D. Steven Degenfelder Stock Option Agreement dated January 20, 1999.

     5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

     23.1 Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

     23.2 Consent of Lovelett, Hargens & Skogen, P.C.

     24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").

___________________

(1) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on June 4, 1996.

(2) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on December 8, 1992.


Item 9.  Undertakings.
---------------------

(a)  The undersigned Company undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)     to include any prospectus required by Section 10(a)(3) of
               the Securities Act;

            (ii)    to reflect in the prospectus any facts or events arising
               after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing provisions, or otherwise the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30 day of November, 1999.

                         DOUBLE EAGLE PETROLEUM AND MINING CO.


                              By:       /s/ Stephen H. Hollis
                                   --------------------------
                                 Stephen H. Hollis, President


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors statementgappearingbbelow,uherebyhconstituteuand appoint StephenrH.iHollis,nwith full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this registration statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

     Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                          Date
---------                      -----                          ----

/s/ Stephen H. Hollis          Chairman of the Board, Chief   November 30,
-------------------------
Stephen H. Hollis              Executive Officer, President,  1999
                               Treasurer, and Director
                               (Principal Executive Officer
                               and Principal Financial and
                               Accounting Officer)


/s/ Ken M. Daraie              Director                       November 30,
--------------------
Ken M. Daraie                                                 1999

/s/ Thomas J. Vessels          Director                       November 30,
-------------------------
Thomas J. Vessels                                             1999

                            Exhibit Index

     4.1  Double Eagle Petroleum and Mining Co. 1996 Stock Option Plan. (1)

     4.2  Double Eagle Petroleum and Mining Co. 1993 Stock Option Plan. (2)

     4.3  Stephen H. Hollis Stock Option Agreement dated January 20, 1999.

     4.4  D. Steven Degenfelder Stock Option Agreement dated January 20, 1999.

     5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

     23.1 Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

     23.2 Consent of Lovelett, Hargens & Skogen, P.C.

     24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").

___________________

(1) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on June 4, 1996.

(2) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on December 8, 1992.

                                                                     Exhibit 4.3

                    DOUBLE EAGLE PETROLEUM AND MINING CO.

                            STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the 20th day of January 1999 by and between Double Eagle Petroleum And Mining Co., a Wyoming corporation (the "Company"), and Stephen H. Hollis (the "Optionee").

                                 WITNESSETH:

     WHEREAS, the Company agreed to issue to Optionee an option to purchase shares of the $.01 par value common stock of the Company ("Common Stock"), said option to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, the Optionee desires to receive an option on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Grant Of Option.  The Company hereby grants to the Optionee the right
          ---------------
and option (the "Option") to purchase all or any part of an aggregate of 36,500 shares of the authorized and unissued $.10 par value common stock of the Company (the "Option Shares") pursuant to the terms and conditions set forth in this Agreement.

     2.   Option Price.  At any time when shares are to be purchased pursuant to
          ------------
the Option, the purchase price for each Option Share shall be $1.328125 (the "Option Price"), subject to adjustment as provided in this Agreement.

     3.   Exercise Period.  The period for the exercise of the Option shall
          ---------------
commence on the date of this Agreement and shall terminate at 5:00 p.m., Denver, Colorado time on January 20, 2002 unless terminated earlier as provided in this Agreement. Notwithstanding the foregoing, to the extent not earlier terminated, the Option shall terminate three months after the termination of the Optionee's, employment with the Company.

     4.   Exercise Of Option.
          ------------------

          (a) The Option may be exercised in whole or in part by delivering to the Treasurer of the Company (i) a Notice And Agreement Of Exercise Of Option, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares with respect to which the Option is exercised, and (ii) full payment of the Option Price for such shares. Payment shall be made by certified check or cleared funds. The Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000 or unless the entire remaining portion of the Option is being exercised.

          (b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Option together with the full payment of the Option Price, the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

     5.   Withholding Taxes.  The Company may take such steps as it deems
          -----------------
necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Option including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Optionee or the withholding of issuance of Option Shares to be issued upon the exercise of the Option.

     6.   Securities Laws Requirements.  No Option Shares shall be issued unless
          ----------------------------
and until, in the opinion of the Company, there has been full compliance with, or an exemption from, any applicable registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, or applicable exemptions are available and have been complied with. Pursuant to the terms of the Notice And Agreement Of Exercise Of Option (Exhibit A) that shall be delivered to the Company upon each exercise of the Option, the Optionee shall acknowledge, represent, warrant and agree as follows:

               (a) Optionee is acquiring the Option Shares for investment purposes only and the Option Shares that Optionee is acquiring will be held by Optionee without sale, transfer or other disposition for an indefinite period unless the transfer of those securities is subsequently registered under the federal securities laws or unless exemptions from registration are available;

               (b) Optionee's overall commitment to investments that are not readily marketable is not disproportionate to Optionee's net worth and Optionee's investment in the Option Shares will not cause such overall commitments to become excessive;

               (c) Optionee's financial condition is such that Optionee is under no present or contemplated future need to dispose of any portion of the Option Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

               (d) Optionee has sufficient knowledge and experience in business and financial matters to evaluate, and Optionee has evaluated, the merits and risks of an investment in the Option Shares;

          (e) The address set forth on the signature page to this Agreement is Optionee's true and correct residence, and Optionee has no present intention of becoming a resident of any other state or jurisdiction;

     (f) Optionee confirms that all documents, records and books pertaining to an investment in the Option and the Option Shares that hae been requested by Optionee have been made available or delivered to Optionee. Without limiting the foregoing, Optionee has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended August 31, 1998 and Quarterly Reports on Form 10-QSB for the quarter ended November 30, 1998, and Optionee has had the opportunity to discuss the acquisition of the Option and the Option Shares with the Company, and Optionee has obtained or been given access to all information concerning the Company that Optionee has requested;

          (g) Optionee has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Option Shares and to receive additional information necessary to verify the accuracy of the information delivered to Optionee, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

          (h) Optionee understands that the Options have not, and the Option Shares issuable upon exercise of the Options will not be, registered under the 1933 Act or any state securities laws in reliance on an exemption for private offerings, and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the sale of the Option Shares;

          (i) The Option Shares that Optionee is acquiring will be solely for Optionee's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Optionee has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof;

          (j)  Optionee acknowledges and is aware of the following:

               (i) The Company has a history of losses. The Option Shares constitute a speculative investment and involve a high degree of risk of loss by Optionee of Optionee's total investment in the Option risk Shares.

               (ii) There are substantial restrictions on the transferability of the Option Shares. The Option is not transferable except by will or the laws of descent and distribution, and any attempt to do so shall void the Option. The Option Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; investors in the Company have no rights to require that the Option Shares be registered; there is no right of presentment of the Option Shares and there is no obligation by the Company to repurchase any of the Option Shares; and, accordingly, Optionee may have to hold the Option Shares indefinitely and it may not be possible for Optionee to liquidate Optionee's investment in the Company.

               (iii) Unless the issuance of the Option Shares is registered, each certificate issued representing the Option Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

     The restrictions described in this Section 6 or notice thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     7.   Adjustment By Stock Split, Stock Dividend, Etc.  If at any time the
          -----------------------------------------------
Company increases or decreases the number of its outstanding shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its common stock, the numbers, rights and privileges of the shares of common stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence and the Option Price shall be correspondingly decreased, increased or otherwise changed. Whenever the number or kind of shares comprising the Option Shares or the Option Price is adjusted, the Company shall promptly give written notice and a certificate of the Chief Financial Officer or President of the Company to each holder of record of the outstanding Options, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Option Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

     8.   Reorganization And Reclassification.  In case of any capital
          -----------------------------------
reorganization or any reclassification of the capital stock of the Company while the Options remain outstanding, the holder of the Options shall thereafter be entitled to purchase pursuant to the Options (in lieu of the kind and number of shares of Common Stock comprising Option Shares that such holder would have been entitled to purchase or acquire immediately before such reorganization or orcotherfsecuritieshorkpropertynforeorointoawhichfsuchcsharesnofcCommonrStockses would have been exchanged, converted, or reclassified if the Option Shares had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolutions of the Board of Directors of the Company) shall be made with respect to the rights and interest thereafter of the holder of the Options, to the end that all the provisions of this Option Agreement (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

      9.  Registration Rights.  Optionee shall have no registration rights
          -------------------
unless otherwise agreed by the Company.

     10.  Common Stock To Be Received Upon Exercise.  Optionee understands that
          -----------------------------------------
(a) the Company is under no obligation to register the issuance of the Option Shares, and (b) in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the 1933 Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the 1933 Act or an exemption from registration.

          Furthermore, the Optionee fully understands that issuance of the Option Shares will not be registered under the 1933 Act and that, because the issuance of the Option Shares will not be registered, the Option Shares will be issued in reliance upon an exemption which is available only if Optionee acquires such shares for investment and not with a view to distribution. Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the 1933 Act and the special meaning given to such term in various releases of the Securities And Exchange Commission.

     11.  Privilege Of Ownership.  Optionee shall not have any of the rights of
          ----------------------
a stockholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

     12.  Relationship To Employment.  Nothing contained in this Agreement (i)
          --------------------------
shall confer upon the Optionee any right with respect to continuance of Optionee's employment by, or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee's employment by, position or affiliation with, or relationship to, the Company.

     13.  Notices.  All notices, requests, demands, directions and other
          -------
communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this
Section 13. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 13, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being setn, on that business day; otherwise, each Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

          (a)  if to the Company:  Double Eagle Petroleum And Mining Co.
                              777 Overland Trail
                              Casper, Wyoming 82602
                              Facsimile No. (307) 266-1823
                              Attention:  President

          (b)  if to the Optionee: Stephen H. Hollis
                              At the address set forth on the signature page of this Agreement

     Either party may change its respective address for purposes of this Section 13 by giving the other party Notice of the new address in the manner set forth above.

     14.  General Provisions.  This instrument (a) contains the entire agreement
          ------------------
between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of Wyoming, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may may require.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                   DOUBLE EAGLE PETROLEUM AND
                                        MINING CO.



Date:____________________          By:___________________________

                                   ______________________________
                                   Printed Name And Title

                                   OPTIONEE



Date:____________________          ______________________________
                                   Stephen H. Hollis
                                   777 Overland Trail
                                   Casper, Wyoming 82602
                                   Facsimile No. (307) 266-1823

                                                                     Exhibit 4.4
                    DOUBLE EAGLE PETROLEUM AND MINING CO.

                            STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the 20th day of January 1999 by and between Double Eagle Petroleum And Mining Co., a Wyoming corporation (the "Company"), and D. Steven Degenfelder (the "Optionee").
                                 WITNESSETH:

     WHEREAS, the Company agreed to issue to Optionee an option to purchase shares of the $.01 par value common stock of the Company ("Common Stock"), said option to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, the Optionee desires to receive an option on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Grant Of Option.  The Company hereby grants to the Optionee the right
          ---------------
and option (the "Option") to purchase all or any part of an aggregate of 40,000 shares of the authorized and unissued $.10 par value common stock of the Company (the "Option Shares") pursuant to the terms and conditions set forth in this Agreement.

     2.   Option Price.  At any time when shares are to be purchased pursuant to
          ------------
the Option, the purchase price for each Option Share shall be $1.328125 (the "Option Price"), subject to adjustment as provided in this Agreement.

     3.   Exercise Period.  The period for the exercise of the Option shall
          ---------------
commence on the date of this Agreement and shall terminate at 5:00 p.m., Denver, Colorado time on January 20, 2002 unless terminated earlier as provided in this Agreement. Notwithstanding the foregoing, to the extent not earlier terminated, the Option shall terminate three months after the termination of the Optionee's employment with the Company.

     4.   Exercise of Option.
          ------------------
          (a) The Option may be excercised in whole or in part by delivering to the Treasurer of the Company (i) a Notice And Agreement Of Exercise Of Option, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares with respect to which the Option is exercised, and (ii) full payment of the Option Price for such shares. Payment shall be made by certified check or cleared funds. The Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000 or unless the entire remaining portion of the Option is being exercised.

          (b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Option together with the full payment of the Option Price, the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

     5.   Withholding Taxes.  The Company may take such steps as it deems
          -----------------
necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Option including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Optionee or the withholding of issuance of Option Shares to be issued upon the exercise of the Option.

     6.   Securities Laws Requirements.  No Option Shares shall be issued unless
          ----------------------------
and until, in the opinion of the Company, there has been full compliance with, or an exemption from, any applicable registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, or applicable exemptions are available and have been complied with. Pursuant to the terms of the Notice And Agreement Of Exercise Of Option (Exhibit A) that shall be delivered to the Company upon each exercise of the Option, the Optionee shall acknowledge, represent, warrant and agree as follows:
               (a) Optionee is acquiring the Option Shares for investment purposes only and the Option Shares that Optionee is acquiring will be held by Optionee without sale, transfer or other disposition for an indefinite period unless the transfer of those securities is subsequently registered under the federal securities laws or unless exemptions from registration are available;

               (b) Optionee's overall commitment to investments that are not readily marketable is not disproportionate to Optionee's net worth and Optionee's investment in the Option Shares will not cause such overall commitments to become excessive;

               (c) Optionee's financial condition is such that Optionee is under no present or contemplated future need to dispose of any portion of the Option Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

               (d) Optionee has sufficient knowledge and experience in business and financial matters to evaluate, and Optionee has evaluated, the merits and risks of an investment in the Option Shares;

          (e) The address set forth on the signature page to this Agreement is Optionee's true and correct residence, and Optionee has no present intention of becoming a resident of any other state or jurisdiction;

     (f) Optionee confirms that all documents, records and books pertaining to an investment in the Option and the Option Shares that have been requested by Optionee have been made available or delivered to Optionee. Without limiting the foregoing, Optionee has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended August 31, 1998 and Quarterly Reports on Form 10-QSB for the quarter ended November 30, 1998, and Optionee has had the opportunity to discuss the acquisition of the Option and the Option Shares with the Company, and Optionee has obtained or been given access to all information concerning the Company that Optionee has requested;

          (g) Optionee has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Option Shares and to receive additional information necessary to verify the accuracy of the information delivered to Optionee, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

          (h) Optionee understands that the Options have not, and the Option Shares issuable upon exercise of the Options will not be, registered under the 1933 Act or any state securities laws in reliance on an exemption for private offerings, and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the sale of the Option Shares;

          (i) The Option Shares that Optionee is acquiring will be solely for Optionee's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Optionee has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof;

          (j)  Optionee acknowledges and is aware of the following:

               (i) The Company has a history of losses. The Option Shares constitute a speculative investment and involve a high degree of risk of loss by Optionee of Optionee's total investment in the Option Shares.

               (ii) There are substantial restrictions on the transferability of the Option Shares. The Option is not transferable except by will or the laws of descent and distribution, and any attempt to do so shall void the Option. The Option Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; investors in the Company have no rights to require that the Option Shares be registered; there is no right of presentment of the Option Shares and there is no obligation by the Company to repurchase any of the Option Shares; and, accordingly, Optionee may have to hold the Option Shares indefinitely and it may not be possible for Optionee to liquidate Optionee's investment in the Company.

               (iii) Unless the issuance of the Option Shares is registered, each certificate issued representing the Option Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT."

          The restrictions described in this Section 6 or notice thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     7.   Adjustment By Stock Split, Stock Dividend, Etc.  If at any time the
          -----------------------------------------------
Company increases or decreases the number of its outstanding shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its common stock, the numbers, rights and privileges of the shares of common stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence and the Option Price shall be correspondingly decreased, increased or otherwise changed. Whenever the number or kind of shares comprising the Option Shares or the Option Price is adjusted, the Company shall promptly give written notice and a certificate of the Chief Financial Officer or President of the Company to each holder of record of the outstanding Options, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Option Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

     8.   Reorganization And Reclassification.  In case of any capital
          -----------------------------------
reorganization or any reclassification of the capital stock of the Company while the Options remain outstanding, the holder of the Options shall thereafter be entitled to purchase pursuant to the Options (in lieu of the kind and number of shares of Common Stock comprising Option Shares that such holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted, or reclassified if the Option Shares had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolutions of the Board of Directors of the Company) shall be made with respect to the rights and interest thereafter of the holder of the Options, to the end that all the provisions of this Option Agreement (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

      9.  Registration Rights.  Optionee shall have no registration rights
          -------------------
unless otherwise agreed by the Company.

     10.  Common Stock To Be Received Upon Exercise.  Optionee understands that
          -----------------------------------------
(a) the Company is under no obligation to register the issuance of the Option Shares, and (b) in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the 1933 Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the 1933 Act or an exemption from registration.

          Furthermore, the Optionee fully understands that issuance of the Option Shares will not be registered under the 1933 Act and that, because the issuance of the Option Shares will not be registered, the Option Shares will be issued in reliance upon an exemption which is available only if Optionee acquires such shares for investment and not with a view to distribution. Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the 1933 Act and the special meaning given to such term in various releases of the Securities And Exchange Commission.

     11.  Privilege Of Ownership.  Optionee shall not have any of the rights of
          ----------------------
a stockholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

     12.  Relationship To Employment.  Nothing contained in this Agreement (i)
          --------------------------
shall confer upon the Optionee any right with respect to continuance of Optionee's employment by, or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee's employment by, position or affiliation with, or relationship to, the Company.

     13.  Notices.  All notices, requests, demands, directions and other
          -------
communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this
Section 13. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 13, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

          (a)  if to the Company:  Double Eagle Petroleum And Mining Co.
                              777 Overland Trail
                              Casper, Wyoming 82602
                              Facsimile No. (307) 266-1823
                              Attention:  President

          (b)  if to the Optionee: D. Steven Degenfelder
                              At the address set forth on the signature page of this Agreement

     Either party may change its respective address for purposes of this Section 13 by giving the other party Notice of the new address in the manner set forth above.

     14.  General Provisions.  This instrument (a) contains the entire agreement
          ------------------
between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of Wyoming, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                   DOUBLE EAGLE PETROLEUM AND
                                        MINING CO.



Date:____________________        By:___________________________

                                   ______________________________
                                   Printed Name And Title


                                   OPTIONEE

Date:____________________          ______________________________
                                   D. Steven Degenfelder
                                   777 Overland Trail
                                   Casper, Wyoming 82602
                                   Facsimile No. (307) 266-1823

                                                                     Exhibit 5.1
                                                                     -----------

                                Patton Boggs LLP
                              1660 Lincoln Street
                                   Suite 1900
                            Denver, Colorado  80264

                                 (303) 830-1776


                               November 30, 1999

Double Eagle Petroleum and Mining Co.
777 Overland Trail (P.O. Box 766)
Casper, Wyoming

Gentlemen and Ladies:

     We have acted as counsel for Double Eagle Petroleum and Mining Co., a Wyoming corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended,(concerning registration of the transfer of up to 356,500 shares of the Company's $.10 par value common stock (the "Common Stock") by certain stockholders of the Company (the "Selling Stockholders"). These shares will be acquired by the selling stockholders pursuant to grants of stock and options under the Company's 1993 Stock Option Plan and the 1996 Stock Option Plan (the "Plans") and the Stock Option Agreements between the Company and each of Stephen H. Hollis and D. Steven Degenfelder dated January 20, 1999 (the "Option Agreements").

     We have examined the Plans and the Option Agreements of the Company concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the 356,500 shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement will have been legally issued and will constitute fully paid and non-assessable shares of the Company's Common Stock when the exercise price therefor has been paid to the Company in accordance with the Plan and Option Agreements.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as touthelvalidityeofithewCommoneStocksoffered;tand (b)itosthenfilinggofithisespect opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                              Very truly yours,

                              /s/ PATTON BOGGS LLP
                              --------------------

                              PATTON BOGGS LLP

                                                                    Exhibit 23.2
                                                                    ------------
                        Lovelett, Hargens & Skogen, P.C.
                          Certified Public Accountants

                         INDEPENDENT AUDITORS' CONSENT
                            ________________________

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan, the 1996 Stock Option Plan and the Option Agreements and to the incorporation by reference therein of our report dated October 29, 1999 with respect to the consolidate financial statements of Double Eagle Petroleum and Mining Co. for the year ended August 31, 1999 included in its Annual Report on Form 10-KSB for the year ended August 31, 1999, filed with the Securities and Exchange Commission.


Casper, Wyoming
December 1, 1999              /s/ Lovelett, Hargens & Skogen, P.C.
                              ---------------------------------------------
                              Lovelett, Hargens & Skogen, P.C.